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Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Osiris Therapeutics, Inc.
Columbia, Maryland

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-148750) and Forms S-8 (No. 333-167652, 333-137953 and 333-184838) of Osiris Therapeutics, Inc. of our reports dated March 31, 2014, relating to the financial statements and financial statement schedule, and the effectiveness of Osiris Therapeutics, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Bethesda, Maryland

March 31, 2014

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  Exhibit 23.1.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM